Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545                       2280 South Xanadu Way
                                                          Suite 370
                                            Aurora, Colorado  80014


          Consent of Independent Certified Public Accountant

I hereby consent to the inclusion of my opinion dated March 15, 1999 on the financial staterments of Champion Ventures, Inc. as of and for the years ended December 31, 1998 and 1997 with the Form SB-2 of Internet Golf Association, Inc.

    /s/Larry O'Donnell, CPA, PC
By: Larry O'Donnell, CPA, P.C.

September 7, 1999